STATEMENT OF JOINT FILERS

       Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.



Dated: January 21, 1997

                                   ARIANA TRUST


                                   By: /s/ Bereshkai S. Aslami
                                      ------------------------------
                                       Bereshkai S. Aslami



                                       /s/ Bereshkai S. Aslami
                                      -------------------------------
                                       Bereshkai S. Aslami